UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 14, 2010

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, the Compensation Committee of Affiliated Managers Group, Inc. (the “Company”) implemented a long-term equity interests plan providing the Company with an additional retention and incentive tool.  Under the plan, equity interests may be granted to the Company’s management from time to time, with vesting, forfeiture and repurchase arrangements established under the plan and by the Compensation Committee at the time of grant.

This summary description of the plan is qualified in its entirety by reference to the actual terms of the Long-Term Equity Interests Plan 2010, LP (the “Agreement”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Long-Term Equity Interests Plan 2010, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: December 17, 2010	By:	/S/ JOHN KINGSTON, III
		Name:	John Kingston, III
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Long-Term Equity Interests Plan 2010, LP